Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated October 12, 2018, related to the consolidated financial statements of Esports Entertainment Group, Inc. for the year ended June 30, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

McGovern Hurley LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Ontario

February 24, 2020

251 Consumers Road, Suite 800

Toronto, Ontario

M2J 4R3

mcgovernhurley.com

t. 416-496-1234